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               CONSENT OF GRANT THORNTON LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-94708) pertaining to the Midland Resources, Inc. Long-Term Incentive Plan, Midland Resources, Inc. 1995 Directors' Stock Option Plan and Midland Resources Operating Co., Inc. 401(k) Employees' Stock Ownership Plan and Trust of our report dated March 21, 1997, with respect to the consolidated financial statements of Midland Resources, Inc. included in this annual report (Form 10-KSB) for the year ended December 31, 1996.




                                        GRANT THORNTON LLP

Houston, Texas
March 27, 1997